UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 20, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2007, Joe N. Averett, Jr., a director of Penn Virginia Corporation (the “Company”), notified the Company that he would not stand for re-election to the Board of Directors of the Company (the “Board”). Consequently, Mr. Averett’s term in office will expire on May 8, 2007, the date of the Company’s 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2007, the Board amended the Company’s Bylaws to decrease the number of directors serving on the Board from ten to nine. The Board also amended the Company’s Bylaws to provided that the number of directors serving on the Board would automatically decrease from nine to eight on the date of the 2007 Annual Meeting.

A copy of the Company’s Amended and Restated Bylaws as adopted is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Penn Virginia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2007

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Executive Vice President, General Counsel
and Corporate Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Penn Virginia Corporation.